Exhibit 4.2

T-MOBILE USA, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

THIRTIETH SUPPLEMENTAL INDENTURE

Dated as of May 9, 2017

to the Indenture dated as of April 28, 2013

as supplemented by the Twenty-First Supplemental Indenture dated as of April 1, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

-i-

THIRTIETH SUPPLEMENTAL INDENTURE (this “Thirtieth Supplemental Indenture”), dated as of May 9, 2017, among T-Mobile USA, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered an Indenture, dated as of April 28, 2013 (the “Base Indenture”), among the Company, the Guarantors party thereto and the Trustee, modified with respect to the Company’s 6.000% Senior Notes due 2024 (the “Notes”) by a Twenty-First Supplemental Indenture, dated as of April 1, 2016 (the “Twenty-First Supplemental Indenture”; the Base Indenture as modified with respect to the Notes by the Twenty-First Supplemental Indenture, the “Indenture”), among the Company, the Guarantors party thereto and the Trustee.

WHEREAS, Section 9.01 of the Base Indenture provides that in certain circumstances “the Company, the Guarantors of the Notes of any Series and the Trustee may amend or supplement the Indenture with respect to such Series, the Notes of such Series or the related Guarantees without the consent of any Holder of Notes… to make any change that would provide any additional rights or benefits to the Holders of Notes of such Series or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect… [or] to change or eliminate any of the provisions of this Indenture with respect to such Series, provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision…”

WHEREAS, Section 2.03 of the Twenty-First Supplemental Indenture provides that “the Company from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (“Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial Interest Payment Date and rights under a related registration rights agreement, if any…”

WHEREAS, to permit Additional Notes that, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act to have a separate CUSIP number, the parties hereto wish to amend Section 2.03 of the Twenty-First Supplemental Indenture to add to the end of the last sentence of the first paragraph thereof the following proviso: “; provided, further, that if such Additional Notes, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number; provided, further, that if any such Additional Notes cease to be held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, the CUSIP number of such Additional Notes may be changed to the CUSIP number of other Notes of such Series that are not held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act”.

WHEREAS, Section 2.03(j) of the Twenty-First Supplemental Indenture provides that “[t]he Notes of this Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.”

WHEREAS, to permit Notes that are initially issued to DT to be in the form of one or more Definitive Notes with the Definitive Notes legend, the parties hereto wish to amend Section 2.03(j) of the Twenty-First Supplemental Indenture to add to the following proviso to the end thereof: “provided, that Notes of this Series that are initially issued to DT will initially be evidenced by one or more Definitive Notes”.

WHEREAS, all things necessary to make this Thirtieth Supplemental Indenture legal, valid and binding legal obligations of the Company and the Guarantors according to their terms have been done.

NOW, THEREFORE, the Company and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture. If a capitalized term is defined both in the Indenture and this Thirtieth Supplemental Indenture, the definition in this Thirtieth Supplemental Indenture shall apply.

Section 1.02 Other Definitions.

Base Indenture	Recitals
Company	Recitals
Indenture	Recitals
Notes	Recitals
Trustee	Preamble
Twenty-First Supplemental Indenture	Recitals
Thirtieth Supplemental Indenture	Preamble

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) “including” means “including, without limitation”; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II.

AMENDMENTS TO INDENTURE

(a) Section 2.03 of the Twenty-First Supplemental Indenture is hereby amended to add to the end of the last sentence of the first paragraph thereof the following proviso: “; provided, further, that if such Additional Notes, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number; provided, further, that if any such Additional Notes cease to be held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, the CUSIP number of such Additional Notes may be changed to the CUSIP number of other Notes of such Series that are not held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act”.

(b) Section 2.03(j) of the Twenty-First Supplemental Indenture is hereby amended to add to the following proviso to the end thereof: “provided, that Notes of this Series that are initially issued to DT will initially be evidenced by one or more Definitive Notes”.

(c) With respect to this Series of Notes, Section 6.01(1) of the Base Indenture is hereby amended to insert the phrase “(including Additional Interest, if any)” immediately after “default for 30 days in the payment when due of interest” and immediately prior to “on the Notes of such Series;”.

(d) Exhibit A of the Twenty-First Supplemental Indenture is hereby amended to insert the following language immediately after the Global Notes Legend and immediately prior to the Definitive Notes Legend thereof:

[Restricted Notes Legend for Definitive Notes held by DT]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

(e) Exhibit A of the Twenty-First Supplemental Indenture is hereby further amended to insert a page containing the language set forth on Exhibit 1 hereto immediately after the page titled “OPTION OF HOLDER TO ELECT PURCHASE” and immediately prior to the page titled “SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE”.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Governing Law.

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.02 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRTIETH SUPPLEMENTAL INDENTURE.

Section 3.03 No Adverse Interpretation of Other Agreements.

This Thirtieth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such other indenture, loan or debt agreement may not be used to interpret this Thirtieth Supplemental Indenture.

Section 3.04 Successors.

All agreements of the Company in this Thirtieth Supplemental Indenture will bind its successors. All agreements of the Trustee in this Thirtieth Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Thirtieth Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.05 Severability.

In case any provision in this Thirtieth Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.06 Counterparts.

This Thirtieth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Thirtieth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Thirtieth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Thirtieth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 3.07 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Thirtieth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Thirtieth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.08 Beneficiaries of this Thirtieth Supplemental Indenture.

Nothing in this Thirtieth Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this Thirtieth Supplemental Indenture.

Section 3.09 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under this Thirtieth Supplemental Indenture.

Section 3.10 The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Thirtieth Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of this Thirtieth Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

[Signature page to Thirtieth Supplemental Indenture]

GUARANTORS:

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Authorized Person

[Signature page to Thirtieth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

[Signature page to Thirtieth Supplemental Indenture]

Exhibit 1

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-4

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Exhibit A-5